PRELIMINARY OFFERING CIRCULAR DATED APRIL 1, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A/A

AMENDMENT NO.2 TO THE

TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

PK Kirk Inc.
(Exact name of registrant as specified in its charter)

Date: April 1, 2021

California	4813	84-2832568
(State of Other Jurisdiction Of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

9245 Laguna Springs Drive
Suite 200
Sacramento, California 95758
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Kaliah Kirkland, Esq.

Kaliah Kirkland Law

9245 Laguna Springs Drive, Suite 200

Elk Grove, CA 95758

Phone: (916) 776-3560

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

Best Efforts Offering of up to 5,000,000 Shares of Common Stock

This is the initial public offering of securities of PK Kirk Inc., a California corporation (“we,” “us,” “our,” “our company” or the “Company”). In this offering we are offering 5,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering statement. There is no minimum number of shares required to be purchased by each investor.

All the shares being qualified for sale by the Company will be sold at a fixed price of $0.20 per share for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our director(s) for an additional 90 days. We may however, at any time and for any reason terminate the offering.

	Price to Public(1)	Underwriting Discount and Commissions(2)	Proceeds to Issuer	Proceeds to Other Persons
Per share	$.20		$.20	$0.00
Total Minimum	None		None	$0.00
Total Maximum	$1,000,000		$1,000,000.00	$0.00

(1)We do not intend to use commissioned sales agents or underwriters.

(2)The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling, and other costs incurred in this offering, which we estimate will be $50,000 in the aggregate.  See the section entitled “Use of Proceeds” and “Plan of Distribution.”

Currently, our officers and directors own 27,774,000 of our Common Stock and have 79.35% of the voting power of our outstanding capital stock.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be invested in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the common stock of PK KIRK INC.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 7.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is April 1, 2021

The following table of contents has been designed to help you find more important information contained in this offering circular. We encourage you to read the entire offering circular.

TABLE OF CONTENTS

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar terms collectively refer to PK Kirk, Inc., a California corporation.

The Company

PK Kirk Electrical and Telecom Inc. is a California corporation formed in August 2019. We have been engaged primarily in providing electrical and maintenance services on cell sites throughout Northern and Central California for primary telecommunications contractors.

Our corporate business address is: 9245 Laguna Springs Drive, Suite 200, Elk Grove, CA, 95758. Our telephone number is: 916-870-4060. Our email address is: Philip@pkkirk.com.

The address of our web site is www.pkkirk.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

Risks Affecting Us

Our business will be subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

•We are an early-stage company with a limited operating history which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment;

•Our contracts with our customers may be terminated at any time;

•Failure to attract, train and retain qualified staff could adversely affect our cash flow; and

•A limited market for our common stock.

SECURITIES BEING OFFERED

THE OFFERING

Issuer:	PK Kirk Inc.

Securities offered:	A maximum of 5,000,000 shares of our common stock, $0.001 par value (“Common Stock”) at an fixed offering price of $.20.

Number of shares of Common Stock outstanding before the offering	35,000,000 issued and outstanding as of March 30, 2021 .

Number of shares of Common Stock to be outstanding after the offering	40,000,000, if the maximum amount of Offered Shares are sold.

Price per share:	$0.20

Maximum offering amount:	5,000,000 shares at a fixed price of $.20 per share, with a maximum total offering amount of $1,000,000 (See “Plan of Distribution”).

Trading Market:	No market exists for our stock.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $950,000. (See “Use of Proceeds”)

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

Termination

This Offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by PK Kirk, Inc. in its sole discretion.

Item 3. Summary and Risk Factors

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

THE COMPANY HAS LIMITED OPERATING HISTORY.

The Company has a limited operating history and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS STRATEGY.

Our business strategy consists of hiring highly skilled telecommunications technicians to meet market demand. The development of our services will require the commitment of substantial resources to recruiting, training, and retaining qualified staff. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

OUR CONTRACTS WITH OUR CUSTOMERS MAY BE TERMINATED AT ANY TIME UPON NOTICE AFTER A FIVE-DAY CURE PERIOD.

While we do not expect our contracts to be terminated, our customers have the power to terminate our relationship at any time after a five-day cure period. A cure period means the period specified for resolving any breach or default of any provision of the agreement. If our contractors were to terminate one or all of our agreements, we currently have no other means to replace this revenue.

FAILURE TO ACHIEVE RENEWALS OF CUSTOMER CONTRACTS COULD NEGATIVELY IMPACT OUR BUSINESS.

Our contracts with our customers automatically renew every year. To date, we’ve generated all of our total revenues from our contracts with our customers. For the foreseeable future, we expect to continue to derive all of our revenues from work performed under those contracts. Recruiting, training and retaining highly skilled technicians is crucial to maintaining and growing these revenues. Failing to perform high quality work, employee worksite injuries, or failing to meet our contractual obligations to our customers could be cause for our customers to terminate our contracts. If our contracts are terminated our future revenues and growth prospects would be adversely affected.

OUR ABILITY TO RECRUIT, TRAIN, AND RETAIN HIGHLY SKILLED TELECOMMUNICATIONS TECHNICIANS WILL IMPACT OUR FUTURE GROWTH. IF WE ARE NOT SUCCESSFUL IN MEETING THESE STAFFING REQUIREMENTS, OUR CASH FLOW WILL BE MATERIALLY AND ADVERSELY AFFECTED.

The success of our business depends on finding qualified workers. Currently, we have a fully staffed crew. Our industry is growing faster than what the current workforce can keep up with. Our ability to recruit and develop training to qualify workers will impact our future revenue growth and earnings.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF PHILIP KIRKLAND, OUR PRESIDENT CEO, CFO AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Philip Kirkland, our CEO, CFO and Director. We currently do not have an employment agreement with Mr. Kirkland. The loss of his services would delay our business operations substantially.

OUR CURRENT CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER AND DIRECTOR, PHILIP KIRKLAND, BENEFICIALLY OWNS APPROXIMATELY OR HAS THE RIGHT TO VOTE ON 79.35% OF OUR OUTSTANDING STOCK. AS A RESULT, HE HAS SUBSTANTIAL VOTING POWER IN ALL MATTERS SUBMITTED TO OUR STOCKHOLDERS FOR APPROVAL INCLUDING:

•Election of our board of directors;

•Removal of any of our directors;

•Amendment of our Certificate of Incorporation or bylaws;

•Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Philip Kirkland’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

WE ARE AN EMERGING GROWTH COMPANY WITHIN THE MEANING OF THE SECURITIES ACT, AND IF WE DECIDE TO TAKE ADVANTAGE OF CERTAIN EXEMPTIONS FROM VARIOUS REPORTING REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, OUR COMMON STOCK COULD BE LESS ATTRACTIVE TO INVESTORS.

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•The end of the fiscal year in which our annual revenues exceed $1 billion.

•The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•The date on which we have, during the previous three-year period, issued more than $1 billion in nonconvertible debt.

•The date on which we qualify as a large accelerated filer.

OFFERING PRICE

The price of the Shares has been arbitrarily established by our current management, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets or net worth of the Company, or any other objective criteria.

SECONDARY MARKET

No application is currently being prepared for the Company’s securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Company’s securities to trading on an “Over-the-Counter” or “Open Market”, though the Company intends to apply for OTCQB listing within twelve months of the close of this Offering. There can be no assurance that a liquid market for the Shares will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Shares easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Shares and investors wishing to sell the Shares might therefore suffer losses.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THE PRICE OF THE COMPANY’S COMMON STOCK MAY BE VOLATILE, AND A SHAREHOLDER’S INVESTMENT IN THE COMPANY’S COMMON STOCK COULD SUFFER A DECLINE IN VALUE.

There could be significant volatility in the volume and market price of the Company’s common stock, and this volatility may continue in the future. The Company’s common stock may be quoted on the OTC Pink, where there is a greater chance for market volatility for securities that trade on this market as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the telecommunications industry, actions by major telecommunications carriers, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Offering Circular, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of the Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

Item 4. Dilution

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value as of December 31, 2020 was $55,014 or $0.00 per share of outstanding common stock.

Without giving effect to any changes in the net tangible book value after December 31, 2020, other than the sale of the maximum of 5,000,000 shares in this offering at the initial public offering price of $0.20 per share, our pro forma net tangible book value as of December 31, 2020 was $1,005,014 or $0.03 per share of outstanding capital stock. Dilution in net tangible book value per share in the maximum offering represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.03 per share of capital stock to existing shareholders and an immediate dilution of $0.17 per share of common stock to the new investors, or approximately 85.0% of the assumed initial public offering price of $0.20 per share.

If we are only able to sell the minimum number of shares in the offering of 1,250,000, without giving effect to any changes in the net tangible book value after December 31, 2020, other than the sale of the minimum shares in this offering at the initial public offering price of $0.20 per share, our pro forma net tangible book value as of December 31, 2020 was $255,014 or $0.01 per share of outstanding capital stock. Dilution in net tangible book value per share in the minimum offering represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.01 per share of capital stock to existing shareholders and an immediate dilution of $0.19 per share of common stock to the new investors, or approximately 95.0% of the assumed initial public offering price of $0.20 per share.

The following table illustrates this per share dilution:

	Minimum Offering		Maximum Offering
Initial price to public		$0.20		$0.20
Net tangible book value as of December 31, 2020	$0.00		$0.00
Increase in net tangible book value per share attributable to new investors	0.01		0.03
As adjusted net tangible book value per share after this offering		0.01		0.03
Dilution in net tangible book value per share to new investors		$0.19		$0.17

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on both a minimum and maximum offering basis:

Minimum Offering
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	35,000,000	96.6%	73,816	22.8%	$0.00
New investors	1,250,000	3.4%	250,000	77.2%	0.20
Total	36,250,000	100.0%	323,816	100.0%	$0.01

Maximum Offering
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	35,000,000	87.5%	$73,816	6.9%	$0.00
New investors	5,000,000	12.5%	1,000,000	93.1%	0.20
Total	40,000,000	100.0%	$1,073,816	100.0%	$0.03

Item 5. Plan of Distribution and Selling Securityholders

We are offering up to 5,000,000 in shares of Common Stock, on a no minimum, “best efforts” basis, at a share price of $0.20 per share for maximum gross proceeds of up to $1,000,000. No minimum number of shares must be sold before a closing can occur. The shares being offered will be issued in one or more closings. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

The company intends to market the shares in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

We will initially use our existing website (www.pkkirk.com) to provide notification of the Offering. Persons who desire information will be furnished with this Preliminary Offering Circular via download 24 hours per day, 7 days per week on the Website.

The Shares offered will be issued in book-entry electronic form only. Colonial Stock Transfer Company, Inc. is the transfer agent and registrar for such shares.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB within 12-months of the filing of this offering circular. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCQB , nor can there be any assurance that such an application for quotation will be approved.

When you decide to subscribe for Offered Shares in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a subscription agreement; and

2.Deliver funds directly through wire transfer, money order, or a check to the Company’s account.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by PK Kirk, Inc. in its sole discretion.

The company is offering its securities in all states.

There are no selling Securityholders.

Item 6. Use of Proceeds

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.20. The following table sets forth the uses of proceeds assuming the sale of 100% %, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,000,000 as anticipated.

We intend to use the Net Proceeds of this Offering to develop our business plan and to grow our core business, however the Company reserves the right to change the uses of funds at its discretion. We plan to invest the funds of the offering as follows:

If 5,000,000 shares (100) % are sold:
next 12 months

Planned Actions	Estimated Cost to Complete
Hire and retain employees to create a workforce of crew members to provide for the increase in demand to maintain and expand the wireless infrastructure and to increase company revenue.	$300,000
Hire and retain new office personnel with advanced skills necessary to provide job quality oversight, crew support and to obtain new contracts.	$200,000
Provide new equipment (truck, tool, meters, ropes, climbing gear) to support the increase in crew personnel.	$100,000
Furnish a new wireless training facility to properly train and certify employees to meet the growing demand for cellular services.	$100,000
Self-finance work projects.	$250,000
Offering Costs	$50,000
TOTAL	$1,000,000

If 3,750,000 shares (75%) are sold:
Next 12 months

Planned Actions	Estimated Cost to Complete
Hire and retain employees to create a workforce of crew members to provide for the increase in demand to maintain and expand the wireless infrastructure and to increase company revenue.	$250,000
Hire and retain new office personnel with advanced skills necessary to provide job quality oversight, crew support and to obtain new contracts.	$150,000
Provide new equipment (truck, tool, meters, ropes, climbing gear) to support the increase in crew personnel.	$50,000
Furnish a new wireless training facility to properly train and certify employees to meet the growing demand for cellular services.	$50,000
Self-finance work projects.	$200,000
Offering Costs	$50,000
TOTAL	$750,000

If 2,500,000 shares (50%) are sold:
Next 12 months

Planned Actions	Estimated Cost to Complete
Hire and retain employees to create a workforce of crew members to provide for the increase in demand to maintain and expand the wireless infrastructure and to increase company revenue.	$150,000
Hire and retain new office personnel with advanced skills necessary to provide job quality oversight, crew support and to obtain new contracts.	$75,000
Provide new equipment (truck, tool, meters, ropes, climbing gear) to support the increase in crew personnel.	$25,000
Furnish a new wireless training facility to properly train and certify employees to meet the growing demand for cellular services.	$25,000
Self-finance work projects.	$175,000
Offering Costs	$50,000
TOTAL	$500,000

If 1,250,000 shares (25%) are sold:
Next 12 months

Planned Actions	Estimated Cost to Complete
Hire and retain employees to create a workforce of crew members to provide for the increase in demand to maintain and expand the wireless infrastructure and to increase company revenue.	$50,000
Hire and retain new office personnel with advanced skills necessary to provide job quality oversight, crew support and to obtain new contracts.	$50,000
Provide new equipment (truck, tool, meters, ropes, climbing gear) to support the increase in crew personnel.	$15,000
Furnish a new wireless training facility to properly train and certify employees to meet the growing demand for cellular services.	$10,000
Offering Costs	$50,000
Self-finance work projects.	$75,000
TOTAL	$250,000

The above figures represent only estimated costs for the next 12 months.

Item 7. Description of Business

Business Overview

PK Kirk, Inc., a California corporation, is an emerging electrical and telecommunications company with its principal place of business and corporate offices in Elk Grove, California. Formed in 2019 as PK Kirk Electrical and Telecommunications, Inc., in October 2020, the Company shortened its name to PK Kirk, Inc. (“Company,” “PK Kirk,” “We,” “Us” or “Our”). The Company’s principal business is providing electrical and maintenance services on cell sites throughout all of Northern and Central California, from Bakersfield up to the Oregon border. Our mission is to be the go-to electrical and telecommunications service provider for our customers.

Our Services

The Company provides the following electrical and maintenance services services on cell sites:

▪Electrical maintenance and installation for 480/277-volt and 110/220-volt systems. Specifically, the Company performs its electrical services on main panel upgrades, lighting, receptacles, transfer switches, disconnects, switch gear, circuit breakers and emergency generators on cell sites.

▪Installing antennas, radios and various telecommunications equipment to upgrade and maintain 3G, 4G, and 5G cellular technology on cell sites.

Our Business Model

The company’s business model is simple, we generate revenue by subcontracting with larger telecommunications companies on projects for wireless carriers. Under this business model, subcontractors (the Company) are companies who work on a part of a contract between a primary contractor (our customers) and a client (wireless carriers). Thus, the Company provides services on the cell site technology installation and maintenance part of the primary contract between our customers and wireless carries.

Customer Acquisition

The Company acquires new customers through referrals or by soliciting primary contractors through phone or email.

Master Service Agreements

The Company negotiates and enters into Master Service Agreements (MSA) with customers. The MSA states the general terms of the contractual relationship such as price and term. The Company’s MSA’s are for one-year terms, automatically renewed annually, however, they are typically subject to termination by the client on short notice. Our MSA’s are not exclusive which allows us to work with multiple carriers and prime contractors.

The specific terms for each cell site project are described in a purchaser order indicating scope of work, pricing and specific deliverables. Combined, the MSA and the purchase order are mini contracts for each cell site project.

Currently, we have MSA’s with two customers but, we plan on expanding our customer base by adding more crews and acquiring additional MSA’s with the proceeds from this offering.

Operations Overview

1.Acquire MSA

2.Customer provides Company with a purchase order for services to be rendered on a cell site in our service area.

3.Perform the work.

4.Invoice our customer.

5.Receive payment according to the terms of the MSA.

Expenses

Our expenses account for about 40-50% of the revenues generated from each cell site project. Our overhead is low because we work remotely through home offices. Our expenses include labor, insurance, tools, electrical materials, gas and travel. Under our MSA’s, we provide all materials necessary to install the electrical components of the cell sites, through our own accounts with independent third-party providers. The telecommunications equipment is provided by the wireless carriers.

The Telecommunications Industry

Telecommunications is a physical medium through which all internet traffic flows, including mobile technology such as 3G, 4G and 5G mobile networks. These networks play a central role for societal communications between individuals, businesses, emergency services, and government.

New technologies are, generally, installed every ten years. These technologies are upgraded to maintain compatibility with the release of new mobile devices every couple of years. This creates a constant flow of installation and maintenance work, which creates rapid growth opportunities for companies to keep up with demand.

Our telecommunications customers’ capital improvements and maintenance expenditures are driven by competitive pressures, regulatory oversight, changing technology and the need for ongoing maintenance and desire to expand and upgrade their systems.

Competition

There are other telecommunications companies providing the same services, however, due to a high demand there is no dominant provider in our sector of the telecommunication industry.

Our plan is to become a dominant provider in our sector of the telecommunications industry, and we believe we are well positioned to do so because we are one of the only companies in our sector who provides both telecommunications and electrical services. With the proceeds from this offering, we plan on adding additional crews and acquiring more customers.

Regulation

Our operations are subject to various federal, state and local laws, including:

•Contractor licensing requirements; and

•Regulations related to labor relations and worker safety.

We believe we have all licenses and permits material to the conduct our operations and that we are in compliance with all material applicable regulatory requirements.

Employees

As of March 30, 2021, we have one three-man crew. We recruit and qualify skilled workers by providing in house training and certifications, many of which are internally developed, to enhance their technical skills through classroom and field training. Manufacturers of telecommunications equipment also sponsor training programs covering the installation and maintenance of their equipment, which our team members regularly attend. We believe that our employee relations are good.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors and officers.

Intellectual Property

We do not currently hold rights to any intellectual property rights.

Legal Proceedings

From time to time, we may become party a to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

Item 8. Description of Property

The Company owns no real property. The Company is based out of a home office and utilizes 9245 Laguna Springs Drive, Suite 200, Elk Grove 95758 as a mailing address.

Item 9.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview and Outlook

Since our organization in August 2019, we have been engaged primarily in providing electrical and maintenance services on cell sites throughout Northern and Central California for primary telecommunications contractors. We, currently, have one crew consisting of one electrician and two telecommunications technicians.

Our segment of the telecommunications market does not have a dominant service provider, however, our plan with the proceeds of this offering is to become a major electrical and maintenance service provider. We plan to execute this by engaging in the following activities:

•Increasing our staffing with telecommunications technicians, electricians, project managers and administration staff.

•Acquiring a fleet of vehicles, tools and training equipment.

•Purchasing or leasing a facility to move operations from remote to a central headquarters.

Additionally, we plan to build a training facility to train and qualify telecommunications technicians.

Cash investment has totaled $67,755 from incorporation in August 2019 through December 31, 2020.

COVID-19

In March 2020, the World Health Organization (WHO) declared, COVID-19, the novel coronavirus outbreaks a global pandemic. This pandemic has resulted in significant business disruption and uncertainty in U.S. and global markets. Our operations, like many other businesses, are dependent upon functioning supply chains. We faced substantial business and operational disruptions because our material and equipment shipments were significantly delayed. As a result, we had to cease operations for four (4) months. Even though, as a new business we were able to bring in revenues of $305,569, being unable to work for four months had a significant impact on our revenues. Additionally, due to the economic impact of the pandemic we incurred $59,724 in bad debt expenses.

In July 2020, timely delivery of our shipments resumed, and our crew was back to work. While it has not been an issue, we cannot determine the effects of the pandemic on future shipments.

Operating Results

For the year ended December 31, 2019. There were no revenues during the year ended December 31, 2019. Operating expenses totaled $11,462. Most of the expenses were incurred for vehicle repairs and maintenance, and insurance which are costs associated with startup costs in the telecommunications industry.

As a result, our net loss for 2019 was $11,462. Our accumulated deficit was $11,462 at December 31, 2019.

For the year ended December 31, 2020. During the calendar year 2020, we entered into two Master Service Agreements and hired two telecommunications technicians and an electrician, which resulted in revenues for the year ending December 31, 2020 were $305,569. Cost of revenue were $180,975, consisting primarily of $54,257 payroll expenses, $23,004 car and truck expenses, $20,200 repair and maintenance expenses, $17,328 office supplies, and $7,395 meals and entertainment. Operating expenses were $186,807, consisting primarily of $42,371 vehicle expenses, $48,488 insurance expense, $59,724 bad debt expenses, $9,104 rent and lease expenses, and $11,231 other expenses.

As a result, our operating loss for the twelve months ended December 31, 2020 was $5,832, our deferred tax benefit for federal and state income taxes was $749, and our accumulated deficit was $14,158.

For the year ending December 31, 2021, we expect our revenue to increase as we begin to bring on crews and take on additional work from our existing customers.

Liquidity and Capital Resources

December 31, 2019. As of December 31, 2019, we had cash and working capital of $19. The increase in cash from the date of incorporation in August 2019 was due to investments made by our founder of $11,480 in 2019.

December 31, 2020. As of December 31, 2020, we had cash and working capital of $116,633, consisting of $119,690 accounts receivable, $4,644 deferred tax asset, and minus $721 bank indebtedness, $124 taxes payable, $1,656 accrued liabilities, and $5,200 related party payable. During this period, we applied for and received an SBA EIDL loan in the amount of $23,400 and an SBA PPP loan for $33,575.  Additionally, our founder invested an additional $56,275 in capital during the twelve months ended December 31, 2020.

Item 10. Directors, Executive Officers and Significant Employees

The table below sets forth certain information regarding our directors and executive officers as of August 15, 2019.

Name	Age	Position(s)	PT Hours (1)	FT Hours (2)
Executive Officers
Philip Kirkland	56	Chief Executive Officer, Chief Financial Officer	NA	40
Kowjuana Ross-Kirkland	57	Secretary	10	NA

Directors
Philip Kirkland	56		NA	40
Kowjuana Ross- Kirkland	57		10	NA

(1)Approximate Hours Worked Per Week For Part Time Employee

(2)Approximate Hours Worked Per Week For Full Time Employee

Familial Relationships

Kowjuana Ross-Kirkland is Philip’s wife. There are no other family relationships among the persons named above.

PK Kirk Inc.’s, board members serve unless and until a successor is elected and qualified. Board members will not receive compensation for attendance in board meetings but may be reimbursed for reasonable expenses incurred during the course of their performance. Personnel currently serving as officers and board members of PK Kirk Inc. include:

Philip Kirkland - Chief Executive Officer, Chief Financial Officer and Director

Philip has extensive knowledge of the electrical and telecommunications industry. He has been an electrical contractor license holder since 1997. With 35 years of experience in the industry, he has worked on major electrical and control projects throughout Northern California. In 2011, he co-founded a publicly traded company, and became a consultant for DP Telecom. Philip has handled all daily operations including financials and human resources.

Kowjuana Ross-Kirkland – Secretary and Director

Kowjuana is a highly accomplished, results-driven Executive with more than 30 years of board experience, including program development and fundraising. She has served as a member of the Board of Directors for numerous organizations. In 2012, she founded a not for profit organization that provides food, clothes, and essentials to homeless families. In 2017, she co-founded a building trades and telecommunications training program with Philip Kirkland.

As of the date of this filing, PK Kirk Inc. has four fulltime employees. It has also established a business board of directors.

Involvement in Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Interests of Named Counsel

Kaliah Kirkland, Esq., counsel named in this prospectus, is the daughter of Philip Kirkland, a director, Chief Executive Officer and Chief Financial Officer, and Kowjuana Ross-Kirkland, a director and secretary.

Item 11. Compensation of Directors and Executive Officers

As of March 30, 2021, we compensated our directors and executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Philip Kirkland	Co-Chief Executive Officer		$0
Philip Kirkland	Director	$0	$0	$0

Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It may enter into employment agreements with them in the future.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Director Compensation

Our directors receive no compensation.

Item 12. Security Ownership of Management and Certain Securityholders

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock by any of our directors or executive officers as of the date of the Regulation A offering:

Name and Address of Beneficial Owner	Title of class	Amount and nature of beneficial ownership	Percent of class (1)
Philip Kirkland, 2324 L Street, Suite 408, Sacramento, CA 95816	Common	27,774,000	79.35%

(1)Percent of class calculations are based on 35,000,000 shares of Common Stock outstanding as of March 30, 2021.

There are 19 shareholders of the 20.65% not held by Philip Kirkland.

Item 13. Interest of Management and Others in Certain Transactions

There are no transactions where management has a direct or indirect personal interest.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:The Board of Directors and Stockholders of

PK Kirk Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of PK Kirk Inc. (the Company) as of December 31, 2020 and 2019, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2020 and for the period from August 15, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from August 15, 2019 (inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

As discussed in Note 3 in the accompanying notes to the financial statements, the Company had substantial accounts receivable from due from a concentrated number of customers. We identified the estimate of the carrying value of accounts receivable and the related allowance for doubtful accounts as a critical auditing matter because we were required to perform extensive procedures to form our opinion; we were satisfied with the evidential matter procured to support our audit opinion.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants

We have served as the Company’s auditor since December 3, 2020.

San Mateo, California

January 29, 2021 except for Note 9 for which the date is March 17, 2021

PK Kirk Inc. Balance Sheets

As of December 31, 2020 and 2019

	2020	2019
Assets
Current assets
Cash and cash equivalents	$-	$19
Accounts receivable, net	119,690	-
Deferred tax asset, net	4,644	3,095
Total current assets	124,334	3,114
Total Assets	124,334	3,114

Current liabilities
Liabilities and stockholders’ equity
Bank indebtedness	721	-
Taxes payable	124	-
Accrued liabilities	1,656	800
Related party payable	5,200	-
Total current liabilities	$7,701	$800
Long-term liabilities
Bank loans	56,975	-
Total long-term liabilities	56,975	-
Total Liabilities	64,676	800

Stockholders’ equity
Common stock (par value $0.001, 100,000,000 shares authorized, 35,000,000 and 27,774,000 issued and outstanding as of December 31, 2020 and 2019, respectively)	35,000	27,774
Subscription receivable	-	(16,293)
Additional paid in capital	38,816	-
Accumulated deficit	(14,158)	(9,167)
Accumulated other comprehensive income	-	-
Total Equity	59,658	2,314
Total Liabilities and Stockholders’ Deficit	124,334	2,314

See accompanying notes to the financial statements.

PK Kirk Inc.

Statements of Operations and Comprehensive Loss

For the year ended December 31, 2020 and for the period from August 15, 2019 to December 31, 2019

	2020	2019
Net revenues	$305,569	$-
Cost of revenues	124,594	-
Gross profit	180,975	-

Operating expenses:
General and administrative expenses	186,807	11,462
Operating loss	(5,832)	(11,462)
Other income	148	-
Interest expense	(56)	-
Loss before tax	(5,740)	(11,462)
Income tax (deferred tax benefit)	(749)	(2,295)
Net loss	(4,991)	(9,167)

Other comprehensive income:	-	-
Comprehensive loss:	$(4,991)	$(9,167)

Loss per share
Basic and diluted loss per share	$0.00	$0.00
Basic and diluted weighted average shares outstanding	34,371,658	5,994,388

See accompanying notes to the financial statements.

PK Kirk Inc.

Statements of Stockholders’ Equity

For the year ended December 31, 2020 and for the period from August 15, 2019 to December 31, 2019

	No. of Shares	Common Stock	Subscription Receivable	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance as of August 15, 2019	-	-	-	-	-	-	-
Issuance of shares	27,774,000	27,774	(16,293)	-	-	-	11,481
Net loss	-	-	-	-	(9,167)	-	(9,167)
Other comprehensive loss	-	-	-	-	-	-	-
Balance as of December 31, 2019	27,774,000	27,774	(16,293)	-	(9,167)	-	2,314

	No. of Shares	Common Stock	Subscription Receivable	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total

Balance as of January 1, 2020	27,774,000	27,774	(16,293)	-	(9,167)	-	2,314
Issuance of shares	7,226,000	7,226	16,293	38,816	-	-	62,335
Net loss	-	-	-	-	(4,991)	-	(4,991)
Other comprehensive loss	-	-	-	-	-	-	-
Balance as of December 31, 2020	35,000,000	35,000	-	38,816	(14,158)	-	59,658

See accompanying notes to the financial statements.

PK Kirk Inc.

Statements of Cash Flows

For the year ended December 31, 2020 and for the period from August 15, 2019 to December 31, 2019

	2020	2019
Cash flows from operating activities
Net loss	$(4,991)	$(9,167)
Depreciation and amortization	-	-
Stock-based Compensation	6,026	-
Allowances for doubtful accounts receivable	59,724	-
Decrease/(Increase) in accounts receivable	(179,415)	-
Increase/(Decrease) deferred tax asset	(1,549)	(3,095)
Increase/(Decrease) in bank indebtedness	721	-
Increase/(Decrease) in payroll taxes payable	124	-
Increase/(Decrease) in accrued liability	856	800
Increase/(Decrease) in related party payable	5,200	-
Net cash used in operating activities	(113,304)	(11,462)
Cash flows from investing activities
Net cash used in investing activities	-	-
Cash flows from financing activities
Proceeds from PPP loan	33,575	-
Proceeds from EIDL loan	23,400	-
Proceeds from issuance of shares	56,310	11,481
Net cash provided by financing activities	113,285	11,481
Net decrease of cash and cash equivalents	(19)	19
Effect of foreign currency translation on cash and cash equivalents	-	-
Cash and cash equivalents–beginning of period	19	-
Cash and cash equivalents–end of period	$-	$19
Supplementary cash flow information:
Interest received	$-	$-
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to the financial statements.

PK Kirk Inc

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

PK Kirk Electrical & Telecom (“the Company”), a California corporation, was established on August 15, 2019. On October 5, 2020 the Company amended its name to PK Kirk Inc. The Company provides electrical and maintenance services on cell sites throughout Northern and Central California for primary telecommunications contractors.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These financial statements, accompanying notes, and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States. The Company’s financial statements are presented in U.S. dollars.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Right-of-use asset and lease liabilities

In February 2016, the FASB issued ASU 2016-02 “Leases (Topic 842).” The new standard requires lessees to recognize lease assets (right of use) and lease obligations (lease liability) for leases previously classified as operating leases under U.S. GAAP on the balance sheet for leases with terms in excess of 12 months. The standard is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. The Company does not have any outstanding leases

Long lived assets

At each balance sheet date, the Company reviews the carrying amounts of its long-lived assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is impossible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash- generating unit to which the asset belongs.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its’ carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. Impairment losses are recognized as expenses immediately.

As of December 31, 2020, the Company has no intangible assets and therefore there has been no impairment.

Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers. Revenue from contracts with customers is recognized using the following five steps:

1.Identify the contract(s) with a customer;

2.Identify the performance obligations in the contract;

3.Determine the transaction price;

4.Allocate the transaction price to the performance obligations in the contract; and

5.Recognize revenue when (or as) the entity satisfies a performance obligation.

In applying ASC 606, the Company will recognize revenue when the Company has negotiated the terms of the transaction, set forth the sales price, transferred of possession of the product to the customer, determined that the customer does not have the right to return the product, determined that the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer.

The Company derived revenue during the year ended December 31, 2020 from two customers.  The Company acted in the capacity of a subcontractor to two different prime subcontractors for two separate telecommunications and network installations projects.  For the purposes of contractual agreements, the two prime subcontractors are the customers of the Company.  In applying ASC 606, the Company negotiated and entered into master service/construction agreements with their customers that set forth general terms and conditions, and indicated that the Company was a qualified service provider. Under the master service agreements, the Company’s customers would issue specific purchase orders to the Company that indicated pricing and specific deliverables under an attached scope of work, that for accounting purposes represents specifically identifiable performance obligations.  As the Company renders the services under the purchase orders, and meets those specific performance obligations, which is typically evidenced by customer acceptances, and no material outstanding obligations were left unfulfilled regarding those performance obligations, the Company would issue an invoice to the customer and recognize revenue to its results of operations.  At the point that the Company issues an invoice to its customer, it was reasonably assured that the Company would be able to collect the amounts invoiced.

Advertising

All advertising costs will be expensed as incurred. During the year ended December 31, 2020, the Company had $125 of advertising expenses.

Shipping and handling

Outbound shipping and handling are expensed as incurred.

Research and development costs

Research costs are recognized in to results of operations as they are incurred. The Company has not incurred any research and development costs during the year ended December 31, 2020.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company’s accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

Recent accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). Financial Instruments-Credit Losses (Topic 326) amends guidelines on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. For available-for-sale debt securities, credit losses should be measured in a manner similar to current GAAP, however Topic 326 will require that credit losses be presented as an allowance rather than as a write-down. ASU 2016-13 affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this ASU will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company has evaluated the impact of the adoption of ASU 2016-13 on its consolidated financial statements and has determined there is no material impact.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this standard will remove, modify and add certain disclosures under ASC Topic 820, Fair Value Measurement, with the objective of improving disclosure effectiveness. ASU 2018-13 will be effective for the Company’s fiscal year beginning April 1, 2020, with early adoption permitted. The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively. The Company does not expect ASU 2018-13 to have a material impact to the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) Simplifying the Accounting for Income Taxes. The amendments in this Update related to separate financial statements of legal entities that are not subject to tax should be applied on a retrospective basis for all periods presented. The amendments related to changes in ownership of foreign equity method investments or foreign subsidiaries should be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments related to franchise taxes that are partially based on income should be applied on either a retrospective basis for all periods presented or a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. All other amendments should be applied on a prospective basis. The Company does not expect the adoption of ASU 2019-12 to have a material impact on its consolidated financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE AND ALLOWANCES

Accounts Receivable

Accounts receivable balance as of December 31, 2020 and 2019, respectively, was as follows:

	As of	As of
	12/31/2020	12/31/2019
Accounts receivable	$179,415	$-
Less:
Allowance for doubtful accounts	(59,724)	-
	$119,690	$-

Allowances

The Company recognized an allowance for doubtful accounts of $59,724 related to Xcell Networks Inc (“Xcell”). Xcell became insolvent in August 2020. Prior their insolvency, the Company had an outstanding AR balance due from Xcell of $151,415. As result of Xcell insolvency, the Company has pursued payment from the SAC Wireless, the end customer of Xcell whom is the ultimate beneficiary of work performed by the Company. The Company took certain legal action to compel SAC Wireless to settle debt owed by Xcell to the Company; as a result of the Company has recovered $91,691 of the $151,415 outstanding balance owed by Xcell at December 31, 2020. The Company continues to take actions to recover the remaining outstanding balance; however, based on the indeterminate nature of the recoverability of this balance, Management has accrued an allowance for doubtful accounts that is equivalent to the remaining outstanding balance.

NOTE 4 – BANK LOANS

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted on March 27, 2020 in the United States. On May 20, 2020, PK Kirk, Inc. was informed by its lender, Cross River Bank, that the bank received approval from the U.S. Small Business Administration (“SBA”) to fund PK Kirk, Inc.’s request for a loan under the SBA’s Paycheck Protection Program (“PPP Loan”) created as part of the recently enacted CARES Act administration by the SBA. Per the terms of the PPP Loan, PK Kirk, Inc. received total loan proceeds of $33,575 from the bank. In accordance with the requirements of the CARES Act, PK Kirk intends to use the proceeds from the PPP Loan primarily for payroll costs. The PPP Loan has a 1.00% interest rate and is subject to the terms and conditions applicable to all loans made pursuant to the Paycheck Protection Program as administered by the SBA under the CARES Act. Pursuant to the terms of the CARES Act, borrowers are allowed to apply for forgiveness of the loan; Management intends to apply for forgiveness. The loan is currently carried as a long-term liability at amortized cost. If the forgiveness approved the Company will account for the forgiveness as an extinguishment of debt under other income.

In response to the Coronavirus (COVID-19) pandemic, small business owners, including agricultural businesses, and nonprofit organizations in all the U.S. states, Washington D.C., and territories can apply for an Economic Injury Disaster Loan. The EIDL program is designed to provide economic relief to businesses that are currently experiencing a temporary loss of revenue due to the COVID-19. PK Kirk, Inc. received total loan proceeds of $23,400 from the SBA. The EIDL loan has an interest rate that will not exceed 3.75% with a maturity date of up to 30 years and is subject to the terms and conditions applicable to all loans made pursuant to the Economic Injury Disaster Loan Program as administered by the SBA. The loan is currently carried as a long-term liability at amortized cost.

NOTE 5 – RELATED PARTY PAYABLE

On December 11, 2020, Kaliah Kirkland loaned PK Kirk Inc. $5,200 to pay off business expenses. Kaliah Kirkland is the daughter of Philip Kirkland, the Company’s Chief Executive Officer. She is an attorney and represents the Company in legal matters as well as in certain other business development scenarios. As of December 31, 2020, the outstanding amount payable to Kaliah Kirkland was $5,200.

On June 1, 2019, an agreement was made between Philip Kirkland and Crescent Construction Inc. (“Crescent”) in which Philip Kirkland agreed to assume the loans payable to Ford Motor Credit Company (“Ford”) related to two Ford trucks owned by Crescent that are used in the conducting of business of the Company. Philip Kirkland has been paying the remaining payments on the loan with Ford. Upon settlement of all balances owed to Ford, Crescent has agreed to sell the vehicles to Phillip Kirkland for one dollar. The Company does not have title or rights to the two cars, and it is not a party to the agreement with Ford; the Company does not have lease or assignment agreements with either Ford, Crescent or Phillip Kirkland; accordingly, management believes that it should not, for accounting purposes recognize right of use assets for the two cars; the Company also does not have any non-cancelable obligations related to these cars; however, the Company reimburses Philip Kirkland for the use of these two cars. Should Management, Crescent, Ford, or Philip Kirkland choose to modify or change the terms of this arrangement, the accounting for these two cars may change.

PK Kirk, Inc. does not incur any lease expense. The business is operating at his current residential address.

NOTE 6 - INCOME TAXES

The Company’s primary operations are conducted in California and is subject to California State tax laws and US federal tax laws. The corporate income tax rates for the Company are as follows:

●US income tax rate is 21%;

●California state income tax rate is 6%

●Seychelles is on permanent tax holiday.

The following tables provide effective tax expenses and the tax rate reconciliation for the year ended December 31, 2020 and the period from August 15, 2019 to December 31, 2019:

	2020	2019
Loss before tax	$(5,740)	$(11,462)

Federal income tax at 21% rate	(1,205)	(2,407)
California state income at 6% rate	(344)	(688)
California state minimum franchise tax	800	800
(Deferred tax benefit)/income tax	$(749)	$(2,295)

	2020	2019
Deferred tax asset-current	$4,644	$3,095
Valuation allowance	-	-
	$4,644	$3,095

The following is the Company’s tax rate reconciliation:

	2020	2019
U.S. federal statutory income tax rate	21.0%	21.0%
CA state income tax rate	6.0%	6.0%
The Company’s effective tax rate	27.0%	27.0%

NOTE 7 – COMMITMENTS, LOSSES & CONTINENCIES

Capital expenditure commitments

As of December 31, 2020, the Company had no capital expenditure commitments.

Lease commitments

As of December 31, 2020, the Company had no outstanding lease commitments.

Legal disputes and litigation

From time to time, the Company may be subject to routine litigation, claims, or disputes in the ordinary course of business. Management is not aware of any pending or threatened claims, actions or proceedings against the Company at the time of this report.

NOTE 8 – CONCENTRATION OF RISK

As of December 31, 2020, the Company had two customers accounting for 100% of the Company’s revenue. As of December 31, 2020, these two customers represented 100% of the Company’s accounts receivable.

NOTE 9 - SUBSEQUENT EVENTS

The Company adopts ASC Topic 855 “Subsequent Events”. The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non- recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

The Company performed its evaluation of subsequent events through March 30, 2021

PART III - EXHIBITS

Item 16. Index to Exhibits

2.1	PK Kirk Electrical & Telecom Articles of Incorporation
2.1.2	Amendment to Articles of Incorporation for Name Change to PK Kirk
2.1.3	Amendment to Articles of Incorporation for Authorized Shares
2.2	PK Kirk (formerly PK Kirk Electrical & Telecom) Bylaws
4.1	Form of Subscription Agreement
6.1	Master Service Agreement with Revere Project Management
6.2	Master Service Agreement with Xcell Networks, Inc.
6.3	CARES Act Emergency Injury Disaster Loan (EIDL) Agreement
6.4	CARES Act SBA Payroll Protect Program Loan Agreement
11.1	Auditors Consent Letter
11.2	Consent of Counsel
12.1	Opinion of Legality

*	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on January 29, 2021.

PK KIRK INC.

By:	/s/ Phillip Kirkland
Phillip Kirkland, CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip Kirkland	CEO and Director (Principal Executive, Financial and Accounting Officer)	March 30, 2021
Phillip Kirkland

/s/ Kowjuana Ross-Kirkland	Secretary and Director
Kowjuana Ross-Kirkland		March 30, 2021